UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

Terns Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39926	98-1448275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 East Hillsdale Blvd. Suite 100
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 525-5535

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TERN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Transition

Mark Vignola

On July 23, 2024, Terns Pharmaceuticals, Inc. (the “Company”), Terns, Inc., a wholly-owned subsidiary of the Company (the “Subsidiary”), and Mark Vignola, Ph.D., the Company’s Chief Financial Officer, entered into a letter agreement (the “Vignola Transition Agreement”) related to the anticipated transition, separation and resignation of Dr. Vignola and release of claims. The Vignola Transition Agreement provides for Dr. Vignola’s continued service as Chief Financial Officer for a transition period until the date of his separation from employment (the “Vignola Separation Date”), anticipated to be February 1, 2025. Dr. Vignola has agreed to deliver such necessary resignations or written confirmations of changes in title and employment as the Company may request. During the period through the Vignola Separation Date, in addition to fulfilling his duties as Chief Financial Officer, Dr. Vignola will attend to the transition of his job duties in cooperation with the Company.

Pursuant to the Vignola Transition Agreement, Dr. Vignola is entitled to receive severance in the amount of $475,000, equivalent to 12 months of his annual base salary, less applicable payroll withholdings, payable on a pro rata payroll basis following the Vignola Separation Date. The Vignola Transition Agreement also provides for the payment following the Vignola Separation Date of Dr. Vignola’s target annual bonus for 2024 and a pro rata portion of Dr. Vignola’s target annual bonus for 2025 based on the Vignola Separation Date, in each case with the target bonus being equivalent to 40% of Dr. Vignola’s annual base salary. In addition, subject to timely election by Dr. Vignola, the Vignola Transition Agreement provides for COBRA reimbursement by the Company as set forth in his Amended and Restated Employment Agreement, dated as of November 14, 2023 (the “Vignola Employment Agreement”), for up to 12 months following the Vignola Separation Date. Further, the Vignola Transition Agreement provides that the time for Dr. Vignola to exercise any outstanding equity award that is vested as of the Vignola Separation Date shall continue to and include the end of the 12th month following the Vignola Separation Date. The Company has agreed to pay up to $10,000 in attorney’s fees for Dr. Vignola in relation to the preparation of the Vignola Transition Agreement. The foregoing payments and benefits are made subject to Dr. Vignola’s compliance with the Vignola Transition Agreement and the release of claims and applicable restrictive covenants therein and execution by Dr. Vignola of a supplemental release of claims as of the Vignola Separation Date.

Dr. Vignola will also be entitled to receive the balance of his retention bonus as provided in the Vignola Employment Agreement, in the amount of $452,250, less applicable payroll withholdings, on the first payroll date after August 2, 2024. In addition, under the Vignola Transition Agreement, the Company has agreed to pay Dr. Vignola an additional retention bonus in the amount of $500,000, provided Dr. Vignola remains employed until February 1, 2025, with such additional retention bonus being payable in a pro rata amount if Dr. Vignola resigns for Good Reason or is terminated without Cause pursuant to the Vignola Employment Agreement, or due to his death or disability, between the period from August 2, 2024 to February 1, 2025.

The Vignola Transition Agreement contains customary non-disclosure and mutual non-disparagement obligations. The foregoing description of the Vignola Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Transition Agreement.

Bryan Yoon

On July 23, 2024, the Company, the Subsidiary and Bryan Yoon entered into a letter agreement (the “Yoon Separation Agreement”) related to the anticipated transition, separation and resignation of Mr. Yoon and release of claims. Effective upon the execution of the Yoon Separation Agreement, Mr. Yoon has assumed the title of Chief Operating Officer and Special Counsel and has ceased to serve as General Counsel and Secretary of the Company. The Yoon Separation Agreement provides for Mr. Yoon’s continued service as Chief Operating Officer and Special Counsel for a transition period until September 3, 2024 (the “Yoon Separation Date”). Mr. Yoon’s employment will terminate and he will cease to hold any positions with the Company as of the Yoon Separation Date. Mr. Yoon has agreed to deliver such resignations or written confirmations of changes in titles and employment as the Company may request. During the period through the Yoon Separation Date, as Chief Operating Officer and Special Counsel, Mr. Yoon will attend to the transition of his job duties in cooperation with the Company.

Pursuant to the Yoon Separation Agreement, Mr. Yoon is entitled to receive severance in the amount of $490,700, equivalent to 12 months of his annual base salary, less applicable payroll withholdings, payable on a pro rata payroll basis following the Yoon Separation Date. Mr. Yoon will also be entitled to receive the balance of his retention bonus as provided in his Amended and Restated Employment Agreement, dated as of November 14, 2023 (the “Yoon Employment Agreement”), in the amount of $301,500, less applicable payroll withholdings, on the first payroll date after August 1, 2024. The Yoon Separation Agreement also provides for the payment following the Yoon Separation Date of a pro rata portion of Mr. Yoon’s target annual bonus for 2024 (equivalent to 40% of Mr. Yoon’s annual base salary) based on the Yoon Separation Date. In addition, subject to timely election by Mr. Yoon, the Yoon Separation Agreement provides for COBRA reimbursement by the Company as set forth in the Yoon Employment Agreement for up to 12 months following the Yoon Separation Date. Further, the Yoon Separation Agreement provides that the time for Mr. Yoon to exercise any outstanding equity award that is vested as of the Yoon Separation Date shall continue to and include April 30, 2025. The foregoing payments and benefits are made subject to Mr. Yoon’s compliance with the Yoon Separation Agreement and the release of claims and applicable restrictive covenants therein and execution by Mr. Yoon of a supplemental release of claims as of the Yoon Separation Date. The Yoon Separation Agreement contains customary non-disclosure and mutual non-disparagement obligations. The foregoing description of the Yoon Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Yoon Separation Agreement.

Item 7.01 Regulation FD Disclosure.

On July 29, 2024, the Company issued a press release announcing the appointment of Elona Kogan as Chief Legal Officer, the anticipated transition and separation of Dr. Vignola and Mr. Yoon and a search for a new Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Terns Pharmaceuticals, Inc. on July 29, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERNS PHARMACEUTICALS, INC.

Date:	July 29, 2024	By:	/s/ Amy Burroughs
Amy Burroughs Chief Executive Officer